EXHIBIT 99.1

                           BLUE DOLPHIN ENERGY COMPANY


PRESS RELEASE

FOR IMMEDIATE RELEASE
August 14, 2008

BLUE DOLPHIN ENERGY COMPANY REPORTS SECOND QUARTER RESULTS

Houston, August 14 / PRNewswire / -- Blue Dolphin Energy Company (NASDAQ: BDCO) ("Blue Dolphin"), an independent oil and gas company with operations in the Gulf of Mexico, today released financial results for the three and six month periods ended June 30, 2008.

For the three months ended June 30, 2008, Blue Dolphin reported a net loss of $175,479 on revenues of $988,955 compared to a net loss of $784,485 on revenues of $620,927 for the three months ended June 30, 2007. The improvement was primarily due to an increase in pipeline system revenues and a decrease in pipeline operating expenses.


                                   (In thousands, except per share amounts)
                                       Three Months Ended
                                            June 30,
                                   ----------------------------    Net Change
                                      2008           2007         2008 vs 2007
                                   ------------  --------------  ---------------

Revenues                             $   989        $   621        $   368
Net income (loss)                    $  (175)       $  (784)       $   609
Net income (loss) per common share
 Basic                               $ (0.02)       $ (0.07)       $  0.05
 Diluted                             $ (0.02)       $ (0.07)       $  0.05


For the six months ended June 30, 2008, Blue Dolphin reported a net loss of $700,853 on revenues of $1,667,492 compared to a net loss of $1,103,673 on revenues of $1,475,923 for the six months ended June 30, 2007. The improvement for the first half of 2008 was also primarily due to an increase in pipeline system revenues and a decrease in pipeline operating expenses.


                                   (In thousands, except per share amounts)
                                        Six Months Ended
                                            June 30,
                                   ----------------------------    Net Change
                                      2008           2007         2008 vs 2007
                                   ------------  --------------  ---------------


Revenues                             $   1,667      $   1,476      $   191
Net income (loss)                    $    (701)     $  (1,104)     $   403
Net income (loss) per common share
Basic                                $   (0.06)     $   (0.10)     $  0.04
Diluted                              $   (0.06)     $   (0.10)     $  0.04


There are currently 11,639,715 shares of common stock issued and outstanding.

Blue Dolphin Energy Company is engaged in the gathering and transportation of natural gas and condensate and production of oil and gas. For further information visit the Company's website at http://www.blue-dolphin.com.



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Contact:
--------
Michael J. Jacobson
President
713-568-4725

Certain of the statements included in this press release, which express a belief, expectation or intention, as well as those regarding future financial performance or results, or which are not historical facts, are "forward-looking" statements as that term is defined in the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. The words "expect", "plan", "believe", "anticipate", "project", "estimate", and similar expressions are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance or events and such statements involve a number of risks, uncertainties and assumptions, including but not limited to industry conditions, prices of crude oil and natural gas, regulatory changes, general economic conditions, interest rates, competition, and other factors. Should one or more of these risks or uncertainties materialize or should the underlying assumptions prove incorrect, actual results and outcomes may differ materially from those indicated in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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